                                                      Registration No. 333-_____

     As filed with the Securities and Exchange Commission on August 2, 2000
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                          BRIGGS & STRATTON CORPORATION
             (Exact name of registrant as specified in its charter)

              WISCONSIN                                    39-0182330
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                      Identification No.)

       12301 West Wirth Street
        Wauwatosa, Wisconsin                                  53222
(Address of Principal Executive Offices)                   (ZIP Code)

                               ------------------

                        THE BRIGGS & STRATTON CORPORATION
                              AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               -------------------





               ROBERT F. HEATH                               Copy to:
               General Counsel                          BRUCE C. DAVIDSON
         Briggs & Stratton Corporation                  Quarles & Brady LLP
           12301 West Wirth Street                  411 East Wisconsin Avenue
         Wauwatosa, Wisconsin 53222                 Milwaukee, Wisconsin 53202


                     (Name and address of agent for service)

                                 (414) 259-5333
          (Telephone number, including area code, of agent for service)

                                                                                    Proposed
                                                              Proposed               Maximum
  Title of Securities                                          Maximum              Aggregate          Amount of
         to be                      Amount to be           Offering Price           Offering         Registration
      Registered                    Registered(1)             Per Share             Price(2)              Fee
Common Stock,
par value $0.01 per share,
with attached Common Share        2,000,000 shares
Purchase Rights                       and rights                 (2)               $67,625,000         $17,853


(1) Each share of common stock will have attached thereto one common share purchase right issued pursuant to the registrant's Rights Agreement. The Plan provides for possible adjustment of the number, price and kind of shares covered by options and other stock incentive awards granted or to be granted in the event of certain capital or other changes affecting the registrant's common stock. This registration statement therefore covers, in addition to the above stated 2,000,000 shares (and associated rights), an indeterminate number of shares (and associated rights) that may become subject to the Plan by means of any such adjustment.

(2) The actual offering price per share will be determined in accordance with the terms of the Plan; the Plan provides that the option price per share under a stock option granted pursuant to the Plan shall be equal to the fair market value of the common stock at the time of grant or such higher price as shall be determined by the committee administering the Plan. To date, no options have been granted with respect to the shares covered by this registration statement. Pursuant to Rule 457(h), the maximum aggregate offering price, estimated solely for the purpose of computing the registration fee, is based upon $33.8125 per share, which is the average of the high and low sales prices of the registrant's common stock on the New York Stock Exchange Composite Tape on July 28, 2000. The value attributable to the common share purchase rights is reflected in the price of the common stock.

                                     *****
         This registration statement registers additional securities relating to the employee benefit plan described herein for which earlier registration statements on Form S-8 have been filed, the most recent of which is Registration No. 33-54357 filed on June 29, 1994, registering 2,500,000 shares (as adjusted for a subsequent stock split), which is and shall remain effective until the remaining shares registered thereby are sold. The registrant has elected not to rely upon General Instruction E to Form S-8, which permits the filing of an abbreviated registration statement for the registration of additional securities for an employee benefit plan for which an earlier S-8 registration statement is effective. Instead, this registration statement responds to all applicable items of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Briggs & Stratton Corporation (the "registrant") (Commission File No. 1-1370) with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference:

         o Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1999.

         o Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended September 26, 1999, December 26, 1999, and March 26, 2000.

         o Description of the registrant's common stock contained in the registrant's Registration Statement on Form 8-B, dated October 12, 1992, and filed with the Commission on October 14, 1992; and any amendment or report filed for the purpose of updating such description.

         o Description of the common share purchase rights contained in the registrant's Registration Statement on Form 8-A, dated as of August 7, 1996, and filed with the Commission on August 9, 1996; and any amendment or report filed for the purpose of updating such description.


         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. See third and fourth bullet points in Item 3 above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Briggs  &  Stratton  is  incorporated   under  the  Wisconsin  Business
Corporation Law (the "WBCL").

         Under Section 180.0851(1) of the WBCL, Briggs & Stratton is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Briggs & Stratton. In all other cases, Briggs & Stratton is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Briggs & Stratton, unless it is determined that he or she breached or failed to perform a duty owed to Briggs & Stratton and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Briggs & Stratton or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Briggs & Stratton's Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

         Under Section 180.0833 of the WBCL, directors of Briggs & Stratton against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

         Article VIII of Briggs & Stratton's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL.

         Directors and officers of Briggs & Stratton are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index following the Signatures page(s) in this registration statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 2, 2000.

                      BRIGGS & STRATTON CORPORATION


                      By: /s/ James E. Brenn
                          --------------------
                             James E. Brenn
                             Senior Vice President and Chief Financial Officer

                             ---------------------

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick P. Stratton, Jr., John S. Shiely and James E. Brenn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                             ---------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*


Signature and Title

/s/ Frederick P. Stratton, Jr.                /s/ E. Margie Filter
------------------------------                ------------------------------
    Frederick P. Stratton, Jr., Chairman            E. Margie Filter, Director
  and Chief Executive Officer and Director
       (Principal Executive Officer)          /s/ Peter A. Georgescu
                                              ------------------------------
                                                  Peter A. Georgescu, Director

/s/ James E. Brenn                            /s/ Robert J. O'Toole
------------------------------                ------------------------------
   James E. Brenn, Senior Vice President          Robert J. O'Toole, Director
         and Chief Financial Officer
       (Principal Financial Officer)          /s/ Clarence B. Rogers, Jr.
                                              ------------------------------
                                             Clarence B. Rogers, Jr., Director
/s/ Todd J. Teske
------------------------------
     Todd J. Teske, Controller
    (Principal Accounting Officer)           /s/ John S. Shiely
                                             ------------------------------
                                         John S. Shiely, President and Chief
                                             Operating Officer and Director
/s/ Jay H. Baker
------------------------------
     Jay H. Baker, Director                  /s/ Charles I. Story
                                             ------------------------------
                                                Charles I. Story, Director
/s/ Michael E. Batten
------------------------------
   Michael E. Batten, Director

* Each of these signatures is affixed as of August 2, 2000.

                          BRIGGS & STRATTON CORPORATION
                               (the "registrant")
                          (Commission File No. 1-1370)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT



                                                                   INCORPORATED HEREIN
   EXHIBIT NO.                 DESCRIPTION                           BY REFERENCE TO                  FILED HEREWITH
   -----------                 -----------                         -------------------                --------------
4.1                Articles of Incorporation of the      Exhibit 3.2 to the registrant's
                   registrant, as amended                Quarterly Report on Form 10-Q for the
                                                         quarter ended October 2, 1994

4.2                Bylaws of the registrant              Exhibit 3.2 to the registrant's
                                                         Registration Statement on Form 8-B
                                                         dated October 12, 1992

4.3                Rights Agreement dated as of August   Exhibit 4.1 to the registrant's
                   7, 1996, between Briggs & Stratton    Registration Statement on Form 8-A
                   Corporation and Firstar Trust         dated as of August 7, 1996
                   Company (now known as Firstar Bank,
                   N.A.) which includes the form of
                   Right Certificate as Exhibit A and
                   the Summary of Rights to Purchase
                   Common Shares as Exhibit B

4.4                Amended and Restated Stock            Exhibit A to the registrant's 1999
                   Incentive Plan                        Annual Meeting Proxy Statement

4.5                Amended and Restated Leveraged        Exhibit 10.7(c) to the registrant's
                   Stock Option Program                  Annual Report on Form 10-K for the
                                                         fiscal year ended June 27, 1999

4.6(a)             Director's Leveraged Stock Option     Exhibit 10.14 to the registrant's
                   Plan                                  Annual Report on Form 10-K for the
                                                         fiscal year ended June 29, 1997

4.6(b)             Amendment to Director's Leveraged     Exhibit 10.14(b) to the registrant's
                   Stock Option Plan                     Annual Report on Form 10-K for fiscal
                                                         year ended June 27, 1999


                                                         INCORPORATED HEREIN         FILED
EXHIBIT NO.        DESCRIPTION                           BY REFERENCE TO             HEREWITH
-----------        -----------                           -------------------         --------
5                  Opinion of Quarles & Brady LLP as                                 X
                   to the legality of the  securities
                   being  registered (to the extent such
                   securities may be original  issuance
                   or treasury shares as opposed to
                   market purchase shares)

23.1               Consent of Arthur Andersen LLP                                    X

23.2               Consent of Quarles & Brady LLP                                    Contained in Opinion
                                                                                     filed as Exhibit 5

24                 Power of Attorney                                                 Contained in
                                                                                     Signatures Page to
                                                                                     this Registration
                                                                                     Statement







                                      EI-2